COMMON STOCK

DT

DUPONT FABROS TECHNOLOGY, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

DUPONT FABROS TECHNOLOGY, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile signatures of the Corporation’s duly authorized officers.

DATED:

EXECUTIVE CHAIRMAN AND SECRETARY

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1960

DuPont Fabros Technology

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 26613Q10 6

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(New York, NY)

TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401

(931) 388-3003

SALES: C. SHARKEY 302-731-7088

ETHER 7 / LIVE JOBS / D / DUPONT 28362 FC

PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706

PROOF OF OCTOBER 8, 2007

DUPONT FABROS TECHNOLOGY, INC.

TSB 28362 FC

Operator: RM/AP

REV.1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF Colors Selected for Printing: LOGO IS SUITABLE TO PRINT IF PMS SPOT COLOR IS SELECTED. Intaglio prints in SC-11 Orange.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

The Corporation will furnish without charge to each stockholder who so requests a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue; the differences in the relative rights and preferences between the shares of each series of preferred stock to the extent they have been set; and the authority of the Board of Directors of this Corporation to set the relative rights and preferences of subsequent series.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended, (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person (other than a Qualified Institutional Investor) shall Beneficially or Constructively Own shares of Capital Stock in excess of three and three-tenths percent (3.3%) in value of the aggregate of the outstanding shares of Capital Stock, excluding any outstanding shares of Capital Stock not treated as outstanding for federal income tax purposes, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no person (other than a Qualified Institutional Investor) shall Beneficially or Constructively Own shares of Common Stock in excess of three and three-tenths percent (3.3%) in value or in number of shares, whichever is more restrictive of the outstanding shares of Common Stock, excluding any outstanding shares of Common Stock not treated as outstanding for federal income tax purposes, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Qualified Institutional Investor shall Beneficially or Constructively Own shares of Capital Stock in excess of nine and eight-tenths percent (9.8%) in value of the aggregate of the outstanding shares of Capital Stock, excluding any outstanding shares of Capital Stock not treated as outstanding for federal income tax purposes, unless such Qualified Institutional Investor is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iv) no Qualified Institutional Investor shall Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of nine and eight-tenths percent (9.8%) in value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock, excluding any outstanding shares of Common Stock not treated as outstanding for federal income tax purposes, unless such Qualified Institutional Investor is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (v) no Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regarding to whether the ownership interest is held during the last half of a taxable year); (vi) no Person shall Transfer shares of Capital Stock to the extent such Transfer would result in the Capital Stock being beneficially owned by less that one hundred (100) Persons, as determined under the principles of Section 856(a)(5) of the Code (determined under the principles of Section 856(a)(5) of the Code); and (vii) no Person shall Constructively Own shares of Capital Stock to the extent such Constructive Ownership would cause the Corporation to Constructively Own ten percent (10%) or more of the ownership interest in a tenant of the Corporation’s real property within the meaning of Section 856(d)(2)(B) of the Code. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock or Common Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital or Common Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- Custodian

(Cust) (Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANK, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS OR CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

AMERICAN BANK NOTE COMPANY

711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003

SALES: C. SHARKEY 302-731-7088

/ ETHER 7 / LIVE JOBS / D / DUPONT 28362 BK

PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF OCTOBER 11, 2007

DUPONT FABROS TECHNOLOGY, INC.

TSB 28362 BK

Operator: AP/R

REV. 2

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.